Exhibit(e)(23)(a)

Chart produced by Dr. Elzinga in testimony in the antitrust trial — see “The Government Rests” in exhibit (e)(23).

Tabulation of Discount Approval Forms*

Number of Times Identified
140
120
100
80
60
40
20
0
PeopleSoft
SAP
J. D. Edwards**
Lawson
SCT
legacy products
in-house
AMS
ADP
IBM
Microsoft
Ariba
Hyperion
other
niche vendors
SSA/Baan
Bi-Tech
Munis
IFS
Fidelity
Cyborg
Epicor
CACI
Callidus
Cartesis
Commerce
E.piphany
KBACE
Matrix One
Noetics
PAI
Rebus
Salesforce.com
point solutions
Adage
B4B
Clarify
Datatel
Deltec
Empower
GetPaid
Indus
Manugistics
Maximo
NCS Pearson
ProfitTool
Vicara
Frontstep
Kronos
Firms Identified as Justification for Discount

* This tabulation reports the number of times that each alternative is listed as a discount justification on the relevant discount approval forms. Relevant forms pertain to U.S. customers for high function FMS or HRM software or E-Business Suite with net license prices of $500,000 or more where the alternative is reported.

** J.D. Edwards is now owned by PeopleSoft.

Source: Elzinga Supplemental Report, 5/3/2004, Exhibit S-2.

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